UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2015

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79702
(Address of principal executive offices)	(Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

The information in Item 2.03 below is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 21, 2015, Ring Energy, Inc. (“Ring” or the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”), dated effective May 1, 2015, with Finley Production Co., LP, BDT Oil & Gas, LP, Metcalfe Oil, LP, Grasslands Energy LP, Buffalo Oil & Gas, LP and Finley Resources, Inc., as sellers (collectively, “Sellers”), to acquire oil and gas assets and properties located in the Ford West Field and Ford Geraldine Unit in Reeves and Culberson Counties, in the State of Texas (the “Acquisition”). Under the terms of the Purchase Agreement, Ring agreed to acquire the oil and gas assets from Sellers for a purchase price of $75,000,000, subject to certain customary purchase price adjustments. Upon the execution of the Purchase Agreement, Ring deposited $7,500,000 in escrow pending closing. SunTrust Robinson Humphrey, Inc. served as exclusive financial advisor for Ring on the Acquisition.

On June 26, 2015, the Company completed the Acquisition for an aggregate purchase price of approximately $75 million in cash, including the $7,500,000 previously deposited in escrow. The purchase price was funded with a combination of the net proceeds from a recently completed equity offering of $49.1 million and a portion of the proceeds from borrowings under the newly amended $500 million senior secured revolving credit facility.

A copy of the Purchase Agreement related to the Acquisition was filed as Exhibit 2.1 to the Current Report on Form 8-K on May 22, 2015, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In conjunction with the closing of the Acquisition on June 26, 2015, the Company amended the borrowing base level under its existing $150 million senior secured revolving credit facility (the “Revolving Credit Facility”) to $500 million (the “Amended Revolving Credit Facility”).

SunTrust Bank is Administrative Agent for the Amended Revolving Credit Facility, and participating lenders include SunTrust Bank, Cadence Bank, Compass Bank, IBERIABANK, NBH Bank, and CrossFirst Bank. The borrowing base under the Amended Revolving Credit Facility will be redetermined semi-annually on each November 1 and May 1 beginning November 1, 2015, with the credit facility scheduled to mature on June 26, 2020.

The foregoing description of the Amended Revolving Credit Facility is qualified in its entirety by reference to the First Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the agreement for the Revolving Credit Facility was filed as Exhibit 10.1 to the Current Report on Form 8-K on July 3, 2014.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

a)	Financial statements of businesses acquired.

Audited combined statements of oil and gas revenues and direct operating costs for the years ended December 31, 2014 and 2013 and the unaudited combined statements of oil and gas revenues and direct operating costs for the three months ended March 31, 2015 and 2014 for the Ford West Field and Ford Geraldine Unit (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 12, 2015).

b)	Pro forma financial information.

Unaudited pro forma financial information, including the unaudited pro forma condensed balance sheet as of March 31, 2015 and unaudited condensed statements of operations for the period ended March 31, 2015 and the year ended December 31, 2014 (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on June 12, 2015).

c)	Exhibits.

Exhibit No.	Title of Document

10.1	First Amendment to Credit Agreement, dated June 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2015	Ring Energy, Inc.

	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer

Exhibit Index

Exhibit No.	Title of Document

10.1	First Amendment to Credit Agreement, dated June 26, 2015.